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                                                                   EXHIBIT 23(b)

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" and "Summary Historical Financial Data" in the Registration Statement on Form S-4 and related Prospectus of JW Charles Financial Services, Inc. for the registration of 49,600 shares of its common stock and to the incorporation by reference therein of our report dated March 4, 1998, with respect to the financial statements of The Americas Growth Fund, Inc. included in it's Annual Report (Form 10KSB) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.

                                        /s/ Ernst & Young LLP

Jacksonville, Florida
June 3, 1998